Cincinnati Bell Reports Strong Second Quarter 2011 Results and Raises Adjusted EBITDA Guidance

•	Record data center revenue, up 83 percent year over year, contributed to strong overall revenue performance of $368 million for the quarter which is a 9 percent increase year over year

•	Adjusted EBITDA of $137 million reflects a 6 percent improvement year over year and completes the best first half performance since 2002

•	Adjusted EBITDA guidance for 2011 increased to reflect strong year-to-date performance

CINCINNATI - August 4, 2011 - Cincinnati Bell Inc. (NYSE:CBB) today announced financial results for the second quarter of 2011. For the quarter, revenues were $368 million, up 9 percent compared to the second quarter of 2010, driven primarily by an 83 percent increase in data center revenue and a 22 percent increase in IT Services and Hardware sales. Operating income improved by 11 percent from the second quarter of 2010 to $78 million, while net income of $14 million resulted in diluted earnings per share of 5 cents, up from 3 cents per share in the second quarter of 2010. The adjusted earnings before interest, taxes, depreciation and amortization1 (Adjusted EBITDA) generated in the second quarter amounted to $137 million, up 6 percent from the same period in 2010.

For the first six months of 2011, Cincinnati Bell generated revenues of $728 million and Adjusted EBITDA of $280 million, representing increases of 10 percent and 9 percent, respectively, compared to the first half of 2010. Operating income of $164 million was up $12 million, or 8 percent, compared to the first half of 2010.

“Cincinnati Bell's first half Adjusted EBITDA is the strongest performance since 2002, and I am very proud of the team's work over the past 12 months which has enabled the Company to generate strong top line performance and profitability. Based on these results, I am confident in raising our Adjusted EBITDA guidance for the year,” said Jack Cassidy, president and chief executive officer. “Despite the incredibly competitive environment in which we conduct our business, our disciplined cost management and continued execution of our strategy drove yet another solid quarterly performance. With the growth in our data center colocation business combined with the recent launch of our 4G and IPTV platforms, the Company is poised for continued success in the second half of 2011.”

Quarterly Highlights

•
Data Center Colocation revenue of $45 million increased by $20 million, or 83 percent, compared to a year ago and Adjusted EBITDA for the quarter was $26 million, a 98 percent increase from the second quarter of 2010, primarily as a result of the acquisition of CyrusOne in June 2010. CyrusOne contributed $23 million in revenue and $14 million of Adjusted EBITDA in the quarter, reflecting an Adjusted EBITDA margin[2] of over 60 percent. During the quarter, the Company completed construction of 10,000 additional square feet of data center space, most of which was sold during the quarter, enabling utilization to remain at 90 percent, in line with the prior quarter. The Company continues with efforts to expand several of its data centers to satisfy the demand for space.

•
Wireline revenues for the quarter of $185 million decreased from $187 million in the second quarter of 2010 and increased from $184 million in the first quarter of 2011. Adjusted EBITDA for the quarter was $90 million, 2 percent lower than the second quarter of 2010 but equal to the first quarter of 2011. The Adjusted EBITDA margin held constant at 49 percent despite the continued loss of high-margin access line revenue. During the quarter, we passed an additional 7,000 homes and businesses with our fiber network for a total of 90,000 units passed. Our Fioptics entertainment subscribers increased by 3,000 during the quarter, at a consumer penetration rate in excess of 30 percent. Year-over-year access line loss in the second quarter was 6.92 percent, an improvement when compared to the 7.11 percent loss from a year ago.

•	Revenue from IT Services and Hardware in the quarter was $76 million, representing an increase of 22 percent from the second quarter of 2010, driven primarily by improved hardware sales.

Financial and Operations Review
“In the second quarter, we once again delivered great financial results, which saw year-over-year growth of 9 percent in revenue and 6 percent in our Adjusted EBITDA. We are pleased to see that three of our four segments grew their revenues sequentially for the second time this year, and are particularly proud of the performance of our Wireline segment which continues to report strong revenues and Adjusted EBITDA despite on-going access line losses,” said Gary Wojtaszek, chief financial officer. “Given the strong results we generated for the first half of the year, we are increasing our Adjusted EBITDA guidance to $545 million from our original $530 million.”

Data Center Colocation
Revenue for the quarter amounted to $45 million, an increase of $20 million or 83 percent from a year ago, primarily due to the acquisition and growth of CyrusOne. Operating income of $13 million reflects a 75 percent increase from the second quarter of 2010. Adjusted EBITDA for the quarter was $26 million, an increase of 98 percent from a year ago, and Adjusted EBITDA margin was 57 percent. The Company continues to invest capital in this segment in response to the strong demand for data center space. During the quarter, our data center capacity increased to 669,000 square feet and utilization was maintained at 90 percent.

Wireline Segment
Wireline revenue for the quarter was $185 million, up $1 million from the first quarter and down only $2 million, or 1 percent, from a year ago. Operating income for the quarter was $55 million compared to $59 million in the second quarter of 2010, while Adjusted EBITDA totaled $90 million, equaling the first quarter of 2011 and down only $2 million, or 2 percent, from a year ago. Adjusted EBITDA margin was maintained at 49 percent, the same levels from a year ago and the prior quarter. Despite declining voice revenues, the Company has maintained this Adjusted EBITDA margin primarily through cost reductions combined with growth from entertainment, data and VoIP products. In the quarter, the rate of year-over-year total access line loss was 6.92 percent, an improvement when compared to the 7.11 percent from the second quarter of 2010. The rate of in-territory line loss was 7.39 percent, the second-lowest rate of loss in the past four years, outdone only by the 7.37 percent rate of loss from the first quarter of 2011.

During the quarter, Wireline added 3,000 Fioptics entertainment subscribers, and the Company now has 34,000 Fioptics entertainment customers. The Company passed 7,000 additional homes and businesses with Fioptics during the quarter, bringing the total number of units passed to 90,000. With the recent launch of our IPTV platform, we expect to pass approximately 60,000 additional units during the second half of the year.

Wireless Segment
Quarterly revenue from the Wireless segment decreased by $4 million, or 5 percent, compared to a year ago, driven largely by a 7 percent decrease in postpaid subscribers. Operating income for the quarter was $15 million, reflecting a decrease of $4 million from the second quarter of 2010, while Adjusted EBITDA decreased to $24 million from $27 million in the second quarter of 2010. Adjusted EBITDA margin was 34 percent compared to the 37 percent from a year ago, driven primarily by subscriber losses.

Total wireless subscribers decreased to 487,000 at the end of the second quarter of 2011, from 510,000 at the end of the second quarter of 2010. Compared to a year ago, postpaid and prepaid churn remained stable at 2.2 percent and 6.3 percent, respectively. Postpaid average revenue per user (ARPU) in the second quarter was $50.74, comparable to a year ago but 4 percent improved from $48.90 in the prior quarter. Compared to a year ago, voice ARPU fell by 7 percent and was, however, offset by a 25 percent increase in data ARPU, which is in line with the data growth trends noted in previous quarters. The Company added 1,000 postpaid smartphone subscribers during the quarter, bringing the total number of these subscribers to 98,000 at the end of the second quarter. This represents 30 percent of our total postpaid subscribers, up from 24 percent a year ago. Prepaid smartphone subscribers numbered 15,000 at the end of the quarter, a 150 percent increase from a year ago while prepaid ARPU was $27.71, a 6 percent decrease compared to the second quarter of 2010.

IT Services and Hardware Segment
Quarterly revenue was $76 million compared to $62 million in the second quarter of 2010, primarily driven by hardware sales which increased by 23 percent. Operating income for the quarter was $2 million, representing a $4 million increase over the second quarter of 2010, while Adjusted EBITDA was $4 million, reflecting a $2 million increase from the second quarter of 2010.

2011 Outlook
Cincinnati Bell revised its financial guidance for 2011 to reflect its strong first half performance:

Category	Original 2011 Guidance	Updated 2011 Guidance
Revenue	$1.4 billion	$1.4 billion
Adjusted EBITDA	Approx. $530 million*	Approx. $545 million*
Free Cash Flow[3]	Approx. $5 million	Approx. $5 million
*Plus or minus 2 percent

Conference Call/Webcast
Cincinnati Bell will host a conference call today at 10:00 a.m. (ET) to discuss its results for the second quarter of 2011. A live webcast of the call will be available via the Investor Relations section of www.cincinnatibell.com. The conference call dial-in number is (866) 780-1078. Callers located outside of the U.S. and Canada may dial (816) 581-1571. A taped replay of the conference call will be available one hour after the conclusion of the call until 10:00 a.m. on Thursday August 18, 2011. For U.S. callers, the replay will be available at (888) 203-1112. For callers outside of the U.S. and Canada, the replay will be available at (719) 457-0820. The replay reference number is 6239824. An archived version of the webcast will also be available in the Investor Relations section of www.cincinnatibell.com.

Safe Harbor Note
This release and the documents incorporated by reference herein contain forward-looking statements regarding future events and our future results that are subject to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, are statements that could be deemed forward-looking statements. These statements are based on current expectations, estimates, forecasts, and projections about the industries in which we operate and the beliefs and assumptions of our management. Words such as “expects,” “anticipates,” “predicts,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “continues,” “endeavors,” “strives,” “may,” variations of such words and similar expressions are intended to identify such forward-looking statements. In addition, any statements that refer to projections of our future financial performance, our anticipated growth and trends in our businesses, and other characterizations of future events or circumstances are forward-looking statements. Readers are cautioned these forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties, which could cause our actual results to differ materially and adversely from those reflected in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in this release and those discussed in other documents we file with the Securities and Exchange Commission (SEC). More information on potential risks and uncertainties is available in our recent filings with the SEC, including Cincinnati Bell's Form 10-K report, Form 10-Q reports and Form 8-K reports. Actual results may differ materially and adversely from those expressed in any forward-looking statements. We undertake no obligation to revise or update any forward-looking statements for any reason.

Use of Non-GAAP Financial Measures
This press release contains information about adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA), Adjusted EBITDA margin, free cash flow, net income excluding special items, and net debt. These are non-GAAP financial measures used by Cincinnati Bell management when evaluating results of operations and cash flow. Management believes these measures also provide users of the financial statements with additional and useful comparisons of current results of operations and cash flows with past and future periods. Non-GAAP financial measures should not be construed as being more important than comparable GAAP measures. Detailed reconciliations of these non-GAAP financial measures to comparable GAAP financial measures have been included in the tables distributed with this release and are available in the Investor Relations section of www.cincinnatibell.com.

1Adjusted EBITDA provides a useful measure of operational performance. The Company defines Adjusted EBITDA as GAAP operating income plus depreciation, amortization, restructuring charges, asset impairments, components of pension and other retirement plan costs related to interest costs, asset returns, and amortization of actuarial gains and losses, and other special items.

2Adjusted EBITDA margin provides a useful measure of operational performance. The Company defines Adjusted EBITDA margin as Adjusted EBITDA divided by revenue. Adjusted EBITDA margin should not be considered as an alternative to comparable GAAP measures of profitability and may not be comparable with the measure as defined by other companies.

3Free cash flow provides a useful measure of operational performance, liquidity and financial health. The Company defines free cash flow as cash provided by (used in) operating, financing and investing activities, adjusted for the issuance and repayment of debt, debt issuance costs, the repurchase of common stock, and the proceeds from the sale or the use of funds from the purchase of business operations, including transaction costs. Free cash flow should not be considered as an alternative to net income (loss), operating income (loss), cash flow from operating activities, or the change in cash on the balance sheet and may not be comparable with free cash flow as defined by other companies. Although the Company feels that there is no comparable GAAP measure for free cash flow, the attached financial information reconciles free cash flow to the net increase (decrease) in cash and cash equivalents.

Net income excluding special items provides a useful measure of operating performance. Net income excluding special items should not be considered as an alternative to comparable GAAP measures of profitability and may not be comparable with net income excluding special items as defined by other companies.

Net debt provides a useful measure of liquidity and financial health. The Company defines net debt as the sum of the face amount of short-term and long-term debt and unamortized premium and/or discount, offset by cash and cash equivalents.

About Cincinnati Bell Inc.
With headquarters in Cincinnati, Ohio, Cincinnati Bell (NYSE: CBB) provides integrated communications solutions-including local, long distance, data, Internet, entertainment and wireless services - that keep residential and business customers in Greater Cincinnati and Dayton connected with each other and with the world. In addition, Cincinnati Bell provides best-in-class data center colocation services to enterprise customers in the Midwest and Texas with fully redundant power and cooling solutions. Complementing the colocation products, Cincinnati Bell also offers complex information technology solutions like managed services and technology staffing. For more information, visit www.cincinnatibell.com.

Cincinnati Bell Inc.
Consolidated Statements of Operations
(Unaudited)
(Dollars in millions, except per share amounts)

	Three Months				Six Months
	Ended June 30,		Change		Ended June 30,		Change
	2011	2010	$	%	2011	2010	$	%

Revenue	$367.5	$338.6	$28.9	9%	$728.3	$662.3	$66.0	10%

Costs and expenses
Cost of services and products	169.0	146.0	23.0	16%	328.2	279.9	48.3	17%
Selling, general and administrative	66.6	67.2	(0.6)	(1)%	131.2	134.4	(3.2)	(2)%
Depreciation and amortization	48.8	41.3	7.5	18%	97.2	81.5	15.7	19%
Restructuring charges	—	5.2	(5.2)	n/m	—	5.2	(5.2)	n/m
Curtailment loss	4.2	—	4.2	n/m	4.2	—	4.2	n/m
Acquisition costs	0.8	9.1	(8.3)	(91)%	1.9	9.1	(7.2)	(79)%
Asset impairment	0.5	—	0.5	n/m	1.6	—	1.6	n/m

Operating income	77.6	69.8	7.8	11%	164.0	152.2	11.8	8%

Interest expense	53.4	42.4	11.0	26%	107.9	79.5	28.4	36%
Loss on extinguishment of debt	—	10.4	(10.4)	n/m	—	10.4	(10.4)	n/m
Other expense, net	—	0.2	(0.2)	n/m	—	0.1	(0.1)	n/m

Income before income taxes	24.2	16.8	7.4	44%	56.1	62.2	(6.1)	(10)%
Income tax expense	10.7	7.2	3.5	49%	24.7	29.8	(5.1)	(17)%

Net income	13.5	9.6	3.9	41%	31.4	32.4	(1.0)	(3)%

Preferred stock dividends	2.6	2.6	—	0%	5.2	5.2	—	0%

Net income applicable to common shareowners	$10.9	$7.0	$3.9	56%	$26.2	$27.2	$(1.0)	(4)%

Basic earnings per common share	$0.06	$0.03			$0.13	$0.14
Diluted earnings per common share	$0.05	$0.03			$0.13	$0.13

Weighted average common shares outstanding
(in millions)
- Basic	198.0	201.0			197.9	200.9
- Diluted	201.0	205.7			200.7	205.2

Cincinnati Bell Inc.
Consolidated Statements of Operations
(Unaudited)
(Dollars in millions, except per share amounts)

	Three Months Ended
	June 30,	March 31,	Change
	2011	2011	$	%

Revenue	$367.5	$360.8	$6.7	2%

Costs and expenses
Cost of services and products	169.0	159.2	9.8	6%
Selling, general and administrative	66.6	64.6	2.0	3%
Depreciation and amortization	48.8	48.4	0.4	1%
Curtailment loss	4.2	—	4.2	n/m
Acquisition costs	0.8	1.1	(0.3)	(27)%
Asset impairment	0.5	1.1	(0.6)	(55)%

Operating income	77.6	86.4	(8.8)	(10)%

Interest expense	53.4	54.5	(1.1)	(2)%

Income before income taxes	24.2	31.9	(7.7)	(24)%
Income tax expense	10.7	14.0	(3.3)	(24)%

Net income	13.5	17.9	(4.4)	(25)%

Preferred stock dividends	2.6	2.6	—	0%

Net income applicable to common shareowners	$10.9	$15.3	$(4.4)	(29)%

Basic earnings per common share	$0.06	$0.08

Diluted earnings per common share	$0.05	$0.08

Weighted average common shares outstanding
(in millions)
- Basic	198.0	197.8
- Diluted	201.0	199.8

Cincinnati Bell Inc.
Income Statements by Segment
(Unaudited)
(Dollars in millions)

	Three Months				Six Months
	Ended June 30,		Change		Ended June 30,		Change
	2011	2010	$	%	2011	2010	$	%
Wireline
Revenue
Voice - local service	$71.8	$79.5	$(7.7)	(10)%	$145.0	$160.8	$(15.8)	(10)%
Data	72.7	70.6	2.1	3%	143.8	141.4	2.4	2%
Long distance and VoIP	27.5	26.2	1.3	5%	55.3	51.7	3.6	7%
Entertainment	6.6	3.8	2.8	74%	12.4	6.9	5.5	80%
Other	6.6	6.6	—	0%	12.6	13.6	(1.0)	(7)%

Total revenue	185.2	186.7	(1.5)	(1)%	369.1	374.4	(5.3)	(1)%

Operating costs and expenses
Cost of services and products	67.6	63.0	4.6	7%	133.5	126.9	6.6	5%
Selling, general and administrative	32.4	35.9	(3.5)	(10)%	65.4	71.2	(5.8)	(8)%
Depreciation and amortization	25.1	25.5	(0.4)	(2)%	50.5	50.9	(0.4)	(1)%
Restructuring charges, curtailment loss, and asset impairment	4.7	3.3	1.4	42%	4.7	3.3	1.4	42%

Total operating costs and expenses	129.8	127.7	2.1	2%	254.1	252.3	1.8	1%

Operating income	$55.4	$59.0	$(3.6)	(6)%	$115.0	$122.1	$(7.1)	(6)%

Wireless
Revenue
Service	$64.6	$68.8	$(4.2)	(6)%	$129.7	$137.7	$(8.0)	(6)%
Equipment	5.1	4.9	0.2	4%	11.4	9.2	2.2	24%

Total revenue	69.7	73.7	(4.0)	(5)%	141.1	146.9	(5.8)	(4)%

Operating costs and expenses
Cost of services and products	31.9	32.3	(0.4)	(1)%	63.9	64.4	(0.5)	(1)%
Selling, general and administrative	14.2	14.3	(0.1)	(1)%	27.5	28.7	(1.2)	(4)%
Depreciation and amortization	8.4	8.3	0.1	1%	17.1	17.3	(0.2)	(1)%
Asset impairment	—	—	—	n/m	1.1	—	1.1	n/m

Total operating costs and expenses	54.5	54.9	(0.4)	(1)%	109.6	110.4	(0.8)	(1)%

Operating income	$15.2	$18.8	$(3.6)	(19)%	$31.5	$36.5	$(5.0)	(14)%

Data Center Colocation
Revenue	$45.1	$24.7	$20.4	83%	$88.5	$44.7	$43.8	98%

Operating costs and expenses
Cost of services	14.4	8.2	6.2	76%	28.1	14.7	13.4	91%
Selling, general and administrative	4.9	3.5	1.4	40%	10.6	6.2	4.4	71%
Depreciation and amortization	13.0	5.7	7.3	128%	25.0	9.8	15.2	155%

Total operating costs and expenses	32.3	17.4	14.9	86%	63.7	30.7	33.0	107%

Operating income	$12.8	$7.3	$5.5	75%	$24.8	$14.0	$10.8	77%

IT Services and Hardware
Revenue
Telecom and IT equipment distribution	$53.3	$43.4	$9.9	23%	$101.8	$76.7	$25.1	33%
Managed services	15.2	12.4	2.8	22%	30.1	25.1	5.0	20%
Professional services	7.2	6.5	0.7	11%	14.1	12.1	2.0	17%

Total revenue	75.7	62.3	13.4	22%	146.0	113.9	32.1	28%

Operating costs and expenses
Cost of services and products	62.6	50.5	12.1	24%	117.6	89.9	27.7	31%
Selling, general and administrative	9.4	10.5	(1.1)	(10)%	19.3	20.4	(1.1)	(5)%
Depreciation and amortization	2.2	1.7	0.5	29%	4.4	3.3	1.1	33%
Restructuring charges	—	1.8	(1.8)	n/m	—	1.8	(1.8)	n/m

Total operating costs and expenses	74.2	64.5	9.7	15%	141.3	115.4	25.9	22%

Operating income (loss)	$1.5	$(2.2)	$3.7	n/m	$4.7	$(1.5)	$6.2	n/m

Cincinnati Bell Inc.
Income Statements by Segment
(Unaudited)
(Dollars in millions)

	Three Months Ended		Change
	June 30,	March 31,
	2011	2011	$	%
Wireline
Revenue
Voice - local service	$71.8	$73.2	$(1.4)	(2)%
Data	72.7	71.1	1.6	2%
Long distance and VoIP	27.5	27.8	(0.3)	(1)%
Entertainment	6.6	5.8	0.8	14%
Other	6.6	6.0	0.6	10%

Total revenue	185.2	183.9	1.3	1%

Operating costs and expenses
Cost of services and products	67.6	65.9	1.7	3%
Selling, general and administrative	32.4	33.0	(0.6)	(2)%
Depreciation and amortization	25.1	25.4	(0.3)	(1)%
Asset impairment and curtailment loss	4.7	—	4.7	n/m

Total operating costs and expenses	129.8	124.3	5.5	4%

Operating income	$55.4	$59.6	$(4.2)	(7)%

Wireless
Revenue
Service	$64.6	$65.1	$(0.5)	(1)%
Equipment	5.1	6.3	(1.2)	(19)%

Total revenue	69.7	71.4	(1.7)	(2)%

Operating costs and expenses
Cost of services and products	31.9	32.0	(0.1)	0%
Selling, general and administrative	14.2	13.3	0.9	7%
Depreciation and amortization	8.4	8.7	(0.3)	(3)%
Asset impairment	—	1.1	(1.1)	n/m
Total operating costs and expenses	54.5	55.1	(0.6)	(1)%

Operating income	$15.2	$16.3	$(1.1)	(7)%

Data Center Colocation
Revenue	$45.1	$43.4	$1.7	4%

Operating costs and expenses
Cost of services	14.4	13.7	0.7	5%
Selling, general and administrative	4.9	5.7	(0.8)	(14)%
Depreciation and amortization	13.0	12.0	1.0	8%
Total operating costs and expenses	32.3	31.4	0.9	3%

Operating income	$12.8	$12.0	$0.8	7%

IT Services and Hardware
Revenue
Telecom and IT equipment distribution	$53.3	$48.5	$4.8	10%
Managed services	15.2	14.9	0.3	2%
Professional services	7.2	6.9	0.3	4%

Total revenue	75.7	70.3	5.4	8%

Operating costs and expenses
Cost of services and products	62.6	55.0	7.6	14%
Selling, general and administrative	9.4	9.9	(0.5)	(5)%
Depreciation and amortization	2.2	2.2	—	0%
Total operating costs and expenses	74.2	67.1	7.1	11%

Operating income	$1.5	$3.2	$(1.7)	(53)%

Cincinnati Bell Inc.
Segment Information
(Unaudited)
(Dollars in millions)

	Three Months				Six Months
	Ended June 30,		Change		Ended June 30,		Change
	2011	2010	$	%	2011	2010	$	%
Revenue
Wireline	$185.2	$186.7	$(1.5)	(1)%	$369.1	$374.4	$(5.3)	(1)%
Wireless	69.7	73.7	(4.0)	(5)%	141.1	146.9	(5.8)	(4)%
Data Center Colocation	45.1	24.7	20.4	83%	88.5	44.7	43.8	98%
IT Services and Hardware	75.7	62.3	13.4	22%	146.0	113.9	32.1	28%
Eliminations	(8.2)	(8.8)	0.6	7%	(16.4)	(17.6)	1.2	7%

Total revenue	$367.5	$338.6	$28.9	9%	$728.3	$662.3	$66.0	10%

Cost of Services and Products
Wireline	$67.6	$63.0	$4.6	7%	$133.5	$126.9	$6.6	5%
Wireless	31.9	32.3	(0.4)	(1)%	63.9	64.4	(0.5)	(1)%
Data Center Colocation	14.4	8.2	6.2	76%	28.1	14.7	13.4	91%
IT Services and Hardware	62.6	50.5	12.1	24%	117.6	89.9	27.7	31%
Eliminations	(7.5)	(8.0)	0.5	6%	(14.9)	(16.0)	1.1	7%

Total cost of services and products	$169.0	$146.0	$23.0	16%	$328.2	$279.9	$48.3	17%

Selling, General and Administrative
Wireline	$32.4	$35.9	$(3.5)	(10)%	$65.4	$71.2	$(5.8)	(8)%
Wireless	14.2	14.3	(0.1)	(1)%	27.5	28.7	(1.2)	(4)%
Data Center Colocation	4.9	3.5	1.4	40%	10.6	6.2	4.4	71%
IT Services and Hardware	9.4	10.5	(1.1)	(10)%	19.3	20.4	(1.1)	(5)%
Corporate and eliminations	5.7	3.0	2.7	90%	8.4	7.9	0.5	6%

Total selling, general and administrative	$66.6	$67.2	$(0.6)	(1)%	$131.2	$134.4	$(3.2)	(2)%

Depreciation and Amortization
Wireline	$25.1	$25.5	$(0.4)	(2)%	$50.5	$50.9	$(0.4)	(1)%
Wireless	8.4	8.3	0.1	1%	17.1	17.3	(0.2)	(1)%
Data Center Colocation	13.0	5.7	7.3	128%	25.0	9.8	15.2	155%
IT Services and Hardware	2.2	1.7	0.5	29%	4.4	3.3	1.1	33%
Corporate	0.1	0.1	—	0%	0.2	0.2	—	0%

Total depreciation and amortization	$48.8	$41.3	$7.5	18%	$97.2	$81.5	$15.7	19%

Restructuring Charges, Curtailment Loss, Acquisition Costs, and Asset Impairment
Wireline	$4.7	$3.3	$1.4	42%	$4.7	$3.3	$1.4	42%
Wireless	—	—	—	n/m	1.1	—	1.1	n/m
Data Center Colocation	—	—	—	n/m	—	—	—	n/m
IT Services and Hardware	—	1.8	(1.8)	n/m	—	1.8	(1.8)	n/m
Corporate	0.8	9.2	(8.4)	(91)%	1.9	9.2	(7.3)	(79)%

Total restructuring charges, curtailment loss, acquisition costs, and asset impairment	$5.5	$14.3	$(8.8)	(62)%	$7.7	$14.3	$(6.6)	(46)%

Operating Income
Wireline	$55.4	$59.0	$(3.6)	(6)%	$115.0	$122.1	$(7.1)	(6)%
Wireless	15.2	18.8	(3.6)	(19)%	31.5	36.5	(5.0)	(14)%
Data Center Colocation	12.8	7.3	5.5	75%	24.8	14.0	10.8	77%
IT Services and Hardware	1.5	(2.2)	3.7	168%	4.7	(1.5)	6.2	n/m
Corporate	(7.3)	(13.1)	5.8	44%	(12.0)	(18.9)	6.9	37%

Total operating income	$77.6	$69.8	$7.8	11%	$164.0	$152.2	$11.8	8%

Cincinnati Bell Inc.
Segment Information
(Unaudited)
(Dollars in millions)

	Three Months Ended
	June 30,	March 31,	Change
	2011	2011	$	%
Revenue
Wireline	$185.2	$183.9	$1.3	1%
Wireless	69.7	71.4	(1.7)	(2)%
Data Center Colocation	45.1	43.4	1.7	4%
IT Services and Hardware	75.7	70.3	5.4	8%
Eliminations	(8.2)	(8.2)	—	0%

Total revenue	$367.5	$360.8	$6.7	2%

Cost of Services and Products
Wireline	$67.6	$65.9	$1.7	3%
Wireless	31.9	32.0	(0.1)	0%
Data Center Colocation	14.4	13.7	0.7	5%
IT Services and Hardware	62.6	55.0	7.6	14%
Eliminations	(7.5)	(7.4)	(0.1)	(1)%

Total cost of services and products	$169.0	$159.2	$9.8	6%

Selling, General and Administrative
Wireline	$32.4	$33.0	$(0.6)	(2)%
Wireless	14.2	13.3	0.9	7%
Data Center Colocation	4.9	5.7	(0.8)	(14)%
IT Services and Hardware	9.4	9.9	(0.5)	(5)%
Corporate and eliminations	5.7	2.7	3.0	111%

Total selling, general and administrative	$66.6	$64.6	$2.0	3%

Depreciation and Amortization
Wireline	$25.1	$25.4	$(0.3)	(1)%
Wireless	8.4	8.7	(0.3)	(3)%
Data Center Colocation	13.0	12.0	1.0	8%
IT Services and Hardware	2.2	2.2	—	0%
Corporate	0.1	0.1	—	0%

Total depreciation and amortization	$48.8	$48.4	$0.4	1%

Restructuring charges, Curtailment Loss, Acquisition Costs, and Asset Impairment
Wireline	$4.7	$—	$4.7	n/m
Wireless	—	1.1	(1.1)	n/m
Data Center Colocation	—	—	—	n/m
IT Services and Hardware	—	—	—	n/m
Corporate	0.8	1.1	(0.3)	(27)%

Total restructuring charges, curtailment loss, acquisition costs, and asset impairment	$5.5	$2.2	$3.3	150%

Operating Income
Wireline	$55.4	$59.6	$(4.2)	(7)%
Wireless	15.2	16.3	(1.1)	(7)%
Data Center Colocation	12.8	12.0	0.8	7%
IT Services and Hardware	1.5	3.2	(1.7)	(53)%
Corporate	(7.3)	(4.7)	(2.6)	(55)%

Total operating income	$77.6	$86.4	$(8.8)	(10)%

Cincinnati Bell Inc.
Segment Metric Information
(Unaudited)

	June 30,	March 31,	June 30,
	2011	2011	2010
(in thousands)

Local access lines	650.6	663.6	699.0

High-speed internet subscribers
DSL subscribers	224.6	228.2	233.2
Fioptics subscribers
Fiber	29.4	26.4	15.8
Cable	3.9	3.9	3.6

	257.9	258.5	252.6

Fioptics entertainment subscribers
Fiber	29.4	26.4	17.0
Cable	4.2	4.2	4.2
	33.6	30.6	21.2

Wireless subscribers
Postpaid wireless subscribers	331.4	341.9	357.4
Prepaid wireless subscribers	155.9	162.0	152.4
	487.3	503.9	509.8

Long distance lines
Consumer long distance lines	296.8	304.1	322.4
Business long distance lines	171.0	173.0	173.6
	467.8	477.1	496.0

Data Center Colocation
Data center capacity (in square feet)	669,000	659,000	621,000
Utilization rate*	90%	90%	86%

*	Data center utilization is calculated by dividing data center square footage that is committed contractually to
	customers, if built, by total data center square footage. Some data center square footage that is committed
	contractually may not yet be billed to the customer.

Cincinnati Bell Inc.
Local Access Line Detail
(Unaudited)
(In thousands)

	2009				2010				2011
	1Q	2Q	3Q	4Q	1Q	2Q	3Q	4Q	1Q	2Q
Local Access Lines

In-Territory:
Primary Residential	392.2	382.8	371.6	362.1	354.1	345.5	336.8	328.9	321.8	313.8
Secondary Residential	25.8	24.8	23.6	22.7	21.8	20.8	19.3	19.1	18.3	16.3
Business/ Other	274.3	271.5	268.9	265.4	261.9	258.7	256.2	252.5	250.7	248.7
Total In-Territory	692.3	679.1	664.1	650.2	637.8	625.0	612.3	600.5	590.8	578.8

Out-of-Territory:
Primary Residential	35.4	34.8	34.3	33.3	32.9	32.5	32.1	31.2	30.4	29.3
Secondary Residential	1.3	1.2	1.2	1.1	1.1	1.1	1.0	1.0	0.9	0.9
Business/ Other	36.3	37.4	38.2	38.9	39.9	40.4	41.5	41.4	41.5	41.6
Total Out-of-Territory	73.0	73.4	73.7	73.3	73.9	74.0	74.6	73.6	72.8	71.8

Total Access Lines	765.3	752.5	737.8	723.5	711.7	699.0	686.9	674.1	663.6	650.6

Cincinnati Bell Inc.
Net Debt and Common Shares Outstanding
(Unaudited)
(Dollars and shares in millions)

	June 30,	March 31,	December 31,
	2011	2011	2010

7% Senior Notes due 2015	$250.9	$251.1	$251.4
8 1/4% Senior Notes due 2017	500.0	500.0	500.0
8 3/4% Senior Subordinated Notes due 2018	625.0	625.0	625.0
8 3/8% Senior Notes due 2020	775.0	775.0	775.0
7 1/4% Senior Notes due 2023	40.0	40.0	40.0
Various Cincinnati Bell Telephone notes	207.5	207.5	207.5
Capital leases and other debt	135.5	134.6	135.0
Net unamortized discount	(9.5)	(9.9)	(10.3)

Total debt	2,524.4	2,523.3	2,523.6

Less: Interest rate swap adjustment	(3.3)	(3.5)	(3.8)
Less: Cash and cash equivalents	(90.1)	(84.0)	(77.3)

Net debt (as defined by the company)	$2,431.0	$2,435.8	$2,442.5

Credit facility availability	$188.3	$186.9	$186.9

Common shares outstanding	198.9	198.8	197.8

Cincinnati Bell Inc.
Reconciliation of Net Income (GAAP) to Adjusted EBITDA (Non-GAAP)
(Unaudited)
(Dollars in millions)

	Three Months Ended June 30, 2011
	Wireline	Wireless	Data Center Colocation	IT Services & Hardware	Corporate	Total Company

Net Income (GAAP)						$13.5
Add:
Income tax expense						10.7
Interest expense						53.4

Operating Income (GAAP)	$55.4	$15.2	$12.8	$1.5	$(7.3)	$77.6
Add:
Depreciation and amortization	25.1	8.4	13.0	2.2	0.1	48.8
Acquisition costs	—	—	—	—	0.8	0.8
Asset impairment	0.5	—	—	—	—	0.5
Pension and other retirement plan expenses	9.1	—	—	—	0.4	9.5

Adjusted EBITDA (Non-GAAP)	$90.1	$23.6	$25.8	$3.7	$(6.0)	$137.2

Adjusted EBITDA Margin	49%	34%	57%	5%	-	37%

	Three Months Ended March 31, 2011
	Wireline	Wireless	Data Center Colocation	IT Services & Hardware	Corporate	Total Company

Net Income (GAAP)						$17.9
Add:
Income tax expense						14.0
Interest expense						54.5

Operating Income (GAAP)	$59.6	$16.3	$12.0	$3.2	$(4.7)	$86.4
Add:
Depreciation and amortization	25.4	8.7	12.0	2.2	0.1	48.4
Acquisition costs	—	—	—	—	1.1	1.1
Asset impairment	—	1.1	—	—	—	1.1
Pension and other retirement plan expenses	5.0	—	—	—	0.4	5.4

Adjusted EBITDA (Non-GAAP)	$90.0	$26.1	$24.0	$5.4	$(3.1)	$142.4

Adjusted EBITDA Margin	49%	37%	55%	8%	-	39%

Sequential dollar change in Adjusted EBITDA	$0.1	$(2.5)	$1.8	$(1.7)	$(2.9)	$(5.2)

Percentage change in Adjusted EBITDA	0%	(10)%	7%	(31)%	(94)%	(4)%

	Three Months Ended June 30, 2010
	Wireline	Wireless	Data Center Colocation	IT Services & Hardware	Corporate	Total Company

Net Income (GAAP)						$9.6
Add:
Income tax expense						7.2
Interest expense						42.4
Loss on extinguishment of debt						10.4
Other expense, net						0.2

Operating Income (GAAP)	$59.0	$18.8	$7.3	$(2.2)	$(13.1)	$69.8
Add:
Depreciation and amortization	25.5	8.3	5.7	1.7	0.1	41.3
Restructuring charges	3.3	—	—	1.8	0.1	5.2
Acquisition costs	—	—	—	—	9.1	9.1
Pension and other retirement plan expenses	4.0	—	—	—	0.3	4.3

Adjusted EBITDA (Non-GAAP)	$91.8	$27.1	$13.0	$1.3	$(3.5)	$129.7

Adjusted EBITDA Margin	49%	37%	53%	2%	-	38%

Year-over-year dollar change in Adjusted EBITDA	$(1.7)	$(3.5)	$12.8	$2.4	$(2.5)	$7.5

Year-over-year percentage change in Adjusted EBITDA	(2)%	(13)%	98%	185%	(71)%	6%

	Six Months Ended June 30, 2011
	Wireline	Wireless	Data Center Colocation	IT Services & Hardware	Corporate	Total Company

Net Income (GAAP)						$31.4
Add:
Income tax expense						24.7
Interest expense						107.9

Operating Income (GAAP)	$115.0	$31.5	$24.8	$4.7	$(12.0)	$164.0
Add:
Depreciation and amortization	50.5	17.1	25.0	4.4	0.2	97.2
Acquisition costs	—	—	—	—	1.9	1.9
Asset impairment	0.5	1.1	—	—	—	1.6
Pension and other retirement plan expenses	14.1	—	—	—	0.8	14.9

Adjusted EBITDA (Non-GAAP)	$180.1	$49.7	$49.8	$9.1	$(9.1)	$279.6

Adjusted EBITDA Margin	49%	35%	56%	6%	-	38%

	Six Months Ended June 30, 2010
	Wireline	Wireless	Data Center Colocation	IT Services & Hardware	Corporate	Total Company

Net Income (GAAP)						$32.4
Add:
Income tax expense						29.8
Loss on extinguishment of debt						10.4
Interest expense						79.5
Other expense, net						0.1

Operating Income (GAAP)	$122.1	$36.5	$14.0	$(1.5)	$(18.9)	$152.2
Add:
Depreciation and amortization	50.9	17.3	9.8	3.3	0.2	81.5
Restructuring charges	3.3	—	—	1.8	0.1	5.2
Acquisition costs	—	—	—	—	9.1	9.1
Pension and other retirement plan expenses	8.1	—	—	—	0.6	8.7

Adjusted EBITDA (Non-GAAP)	$184.4	$53.8	$23.8	$3.6	$(8.9)	$256.7

Adjusted EBITDA Margin	49%	37%	53%	3%	-	39%

Year-over-year dollar change in Adjusted EBITDA	$(4.3)	$(4.1)	$26.0	$5.5	$(0.2)	$22.9

Year-over-year percentage change in Adjusted EBITDA	(2)%	(8)%	109%	153%	(2)%	9%

Cincinnati Bell Inc.
Consolidated Statements of Cash Flows
(Unaudited)
(Dollars in millions)

	Three Months		Six Months
	Ended June 30,		Ended June 30,
	2011	2010	2011	2010

Cash provided by operating activities	$52.9	$54.6	$117.9	$125.4

Capital expenditures	(40.1)	(30.9)	(92.5)	(58.2)
Acquisitions, net of cash acquired	—	(524.6)	—	(525.0)
Other, net	(0.3)	0.3	(0.2)	0.4

Cash used in investing activities	(40.4)	(555.2)	(92.7)	(582.8)

Proceeds from issuance of long-term debt	—	735.1	—	1,351.3
Net increase (decrease) in corporate credit and receivables facilities	0.4	10.0	0.4	(75.9)
Repayment of debt	(3.2)	(782.2)	(6.2)	(785.1)
Debt issuance costs	(0.8)	(19.8)	(0.8)	(32.7)
Dividends paid on preferred stock	(2.6)	(2.6)	(5.2)	(5.2)
Other, net	(0.2)	0.4	(0.6)	(0.9)

Cash (used in) provided by financing activities	(6.4)	(59.1)	(12.4)	451.5

Net increase in cash and cash equivalents	6.1	(559.7)	12.8	(5.9)
Cash and cash equivalents at beginning of period	84.0	576.8	77.3	23.0

Cash and cash equivalents at end of period	$90.1	$17.1	$90.1	$17.1

Reconciliation of GAAP Cash Flow to
Free Cash Flow (as defined by the company)
Net increase (decrease) in cash and cash equivalents	$6.1	$(559.7)	$12.8	$(5.9)
Less adjustments:
Proceeds from issuance of long-term debt	—	(735.1)	—	(1,351.3)
Net (decrease) increase in corporate credit and receivables facilities	(0.4)	(10.0)	(0.4)	75.9
Repayment of debt	3.2	782.2	6.2	785.1
Debt issuance costs	0.8	19.8	0.8	32.7
Acquisitions, net of cash acquired	—	524.6	—	525.0
Acquisition costs	0.8	9.1	1.9	9.1

Free cash flow (as defined by the company)	$10.5	$30.9	$21.3	$70.6

Income tax payments, net of refunds	$—	$3.0	$(1.3)	$3.3

Cincinnati Bell Inc.
Free Cash Flow (as defined by the company)
(Unaudited)
(Dollars in millions)

Free Cash Flow for the three months ended June 30, 2010	$30.9

Increase in Adjusted EBITDA	7.5
Increase in capital expenditures	(9.2)
Increase in interest payments	(18.8)
Increase in pension and postretirement payments and contributions	(4.0)
Change in working capital and other	4.1

Free Cash Flow for the three months ended June 30, 2011	$10.5

Free Cash Flow for the six months ended June 30, 2010	$70.6

Increase in Adjusted EBITDA	22.9
Increase in capital expenditures	(34.3)
Increase in interest payments	(22.3)
Increase in pension and postretirement payments and contributions	(17.6)
Change in working capital and other	2.0

Free Cash Flow for the six months ended June 30, 2011	$21.3

Cincinnati Bell Inc.
Capital Expenditures
(Unaudited)
(Dollars in millions)

	Three Months Ended
	Jun. 30, 2011	Mar. 31, 2011	Dec. 31, 2010	Sep. 30, 2010	Jun. 30, 2010

Wireline	$22.6	$25.5	$31.2	$24.3	$22.4
Wireless	0.9	4.8	6.2	1.1	2.2
Data Center Colocation	14.6	21.6	9.4	16.2	3.1
IT Services and Hardware	2.0	0.5	1.7	1.4	3.2
Total capital expenditures	$40.1	$52.4	$48.5	$43.0	$30.9

Cincinnati Bell Inc.
Normalized Statements of Operations (Non-GAAP) - Reconciliation to Reported Results
(Unaudited)
(Dollars in millions, except per share amounts)

				Three
		Three		Months Ended
		Months Ended		June 30, 2011
		June 30, 2011		Before Special Items
		(GAAP)	Special Items	(Non-GAAP)

	Revenue	$367.5	$—	$367.5

	Costs and expenses
	Cost of services and products	169.0	—	169.0
	Selling, general and administrative	66.6	—	66.6
	Depreciation and amortization	48.8	—	48.8
	Curtailment loss (A)	4.2	(4.2)	—
	Acquisition costs (B)	0.8	(0.8)	—
	Asset impairment (C)	0.5	(0.5)	—
	Operating income	77.6	5.5	83.1

	Interest expense	53.4	—	53.4

	Income before income taxes	24.2	5.5	29.7
	Income tax expense	10.7	2.2	12.9

	Net income	13.5	3.3	16.8

	Preferred stock dividends	2.6	—	2.6

	Net income applicable to common shareowners	$10.9	$3.3	$14.2

	Weighted average diluted common shares	201.0	201.0	201.0

	Diluted earnings per common share	$0.05	$0.02	$0.07

	Normalized results have been adjusted for the following (pretax adjustments are tax effected at 40%):

A	Curtailment of bargained pension plan as a result of pension service credits being frozen for the majority of the plan participants.

B	Acquisition costs consist of legal and professional fees incurred in due diligence.

C	Impairment recorded to reduce carrying value of property to reflect its estimated fair value.

Cincinnati Bell Inc.
Normalized Statements of Operations (Non-GAAP) - Reconciliation to Reported Results
(Unaudited)
(Dollars in millions, except per share amounts)

				Three
		Three		Months Ended
		Months Ended		June 30, 2010
		June 30, 2010		Before Special Items
		(GAAP)	Special Items	(Non-GAAP)

	Revenue	$338.6	$—	$338.6

	Costs and expenses
	Cost of services and products	146.0	—	146.0
	Selling, general and administrative	67.2	—	67.2
	Depreciation and amortization	41.3	—	41.3
	Restructuring charges (A)	5.2	(5.2)	—
	Acquisition costs (B)	9.1	(9.1)	—
	Operating income	69.8	14.3	84.1

	Interest expense	42.4	—	42.4
	Loss on extinguishment of debt (C)	10.4	(10.4)	—
	Other expense, net	0.2	—	0.2

	Income before income taxes	16.8	24.7	41.5
	Income tax expense	7.2	9.9	17.1

	Net income	9.6	14.8	24.4

	Preferred stock dividends	2.6	—	2.6

	Net income applicable to common shareowners	$7.0	$14.8	$21.8

	Weighted average diluted common shares	205.7	205.7	205.7

	Diluted earnings per common share*	$0.03	$0.07	$0.11

	Normalized results have been adjusted for the following (pretax adjustments are tax effected at 40%):

A	Future lease costs of abandoned office space and costs associated with expense reduction plans.

B	Costs related to CyrusOne acquisition.

C	Loss on extinguishment of the 8 3/8% Senior Subordinated Notes due 2014 and Tranche B Term Loan.

*	Diluted earnings per common share have been calculated independently for the results above. Therefore, the sum
	of the per share amounts will not necessarily equal the per share results for the Before Special Items
	(Non-GAAP) results.

Cincinnati Bell Inc.
Normalized Statements of Operations (Non-GAAP) - Reconciliation to Reported Results
(Unaudited)
(Dollars in millions, except per share amounts)

				Six
		Six		Months Ended
		Months Ended		June 30, 2011
		June 30, 2011		Before Special Items
		(GAAP)	Special Items	(Non-GAAP)

	Revenue	$728.3	$—	$728.3

	Costs and expenses
	Cost of services and products	328.2	—	328.2
	Selling, general and administrative	131.2	—	131.2
	Depreciation and amortization	97.2	—	97.2
	Curtailment loss (A)	4.2	(4.2)	—
	Acquisition costs (B)	1.9	(1.9)	—
	Asset impairment (C)	1.6	(1.6)	—
	Operating income	164.0	7.7	171.7

	Interest expense	107.9	—	107.9

	Income before income taxes	56.1	7.7	63.8
	Income tax expense	24.7	3.1	27.8

	Net income	31.4	4.6	36.0

	Preferred stock dividends	5.2	—	5.2

	Net income applicable to common shareowners	$26.2	$4.6	$30.8

	Weighted average diluted common shares	200.7	200.7	200.7

	Diluted earnings per common share	$0.13	$0.02	$0.15

	Normalized results have been adjusted for the following (pretax adjustments are tax effected at 40%):

A	Curtailment of bargained pension plan as a result of pension service credits being frozen for the majority of the plan participants.

B	Acquisition costs consist of legal and professional fees incurred in due diligence.

C	Impairment recorded to reduce carrying value of property to reflect its estimated fair value.

Cincinnati Bell Inc.
Normalized Statements of Operations (Non-GAAP) - Reconciliation to Reported Results
(Unaudited)
(Dollars in millions, except per share amounts)

				Six
		Six		Months Ended
		Months Ended		June 30, 2010
		June 30, 2010		Before Special Items
		(GAAP)	Special Items	(Non-GAAP)

	Revenue	$662.3	$—	$662.3

	Costs and expenses
	Cost of services and products	279.9	—	279.9
	Selling, general and administrative	134.4	—	134.4
	Depreciation and amortization	81.5	—	81.5
	Restructuring charges (A)	5.2	(5.2)	—
	Acquisition costs (B)	9.1	(9.1)	—
	Operating income	152.2	14.3	166.5

	Interest expense	79.5	—	79.5
	Loss on extinguishment of debt (C)	10.4	(10.4)	—
	Other expense, net	0.1	—	0.1

	Income before income taxes	62.2	24.7	86.9
	Income tax expense (D)	29.8	6.0	35.8

	Net income	32.4	18.7	51.1

	Preferred stock dividends	5.2	—	5.2

	Net income applicable to common shareowners	$27.2	$18.7	$45.9

	Weighted average diluted common shares	205.2	205.2	205.2

	Diluted earnings per common share	$0.13	$0.09	$0.22

	Normalized results have been adjusted for the following (pretax adjustments are tax effected at 40%):

A	Future lease costs of abandoned office space and costs associated with expense reduction plans.

B	Costs related to CyrusOne acquisition.

C	Loss on extinguishment of the 8 3/8% Senior Subordinated Notes due 2014 and Tranche B Term Loan.

D	GAAP results include a $3.9 million charge for a change in federal tax law related to retiree Medicare drug subsidies.

Cincinnati Bell Inc.
Reconciliation of Operating Income (GAAP) Guidance to Adjusted EBITDA (Non-GAAP) Guidance
(Unaudited)
(Dollars in millions)

2011 Operating Income (GAAP) Guidance	$321

Add:

Depreciation and amortization	194
Acquisition costs and other	4
Pension and other retirement plan expenses:
Interest cost	31
Expected return on assets	(28)
Amortization of loss	19
Curtailment loss	4

2011 Adjusted EBITDA (Non-GAAP) Guidance	$545	*

* Plus or minus 2 percent.

CONTACT:

Cincinnati Bell Inc.
Investor / Media contact:
Kim Sheehy, 513-397-7862
Kim.sheehy@cinbell.com